Exhibit 99.1

Barnes & Noble Consolidated

$ in millions

	2010 Actual(1)	2011E
Total Sales	$5,810	$7,050 - $7,170
Sales Increase		21% - 23%

Gross Margin	$1,677	$1,835 - $1,885
% of Sales	28.9%	26.0% - 26.3%

SG&A	$1,395	$1,600 - $1,610
% of Sales	24.0%	22.7% - 22.5%

EBITDA	$281	$235 - $275

(1)	Includes College results since acquisition date

80

Barnes & Noble.com

$ in millions

	2010 Actual	2011E
Total Sales	$572	$880
Comp Sales	24%	75%

Gross Margin	$70	$125
% of Sales	12.3%	14.2%

SG&A	$151	$240
% of Sales	26.4%	27.2%

EBITDA	($81)	($115)

79

Barnes & Noble College

$ in millions

	2010 Actual(1)	2011E
Total Sales	$836	$1,830
Comp Store Sales	(0.3%)	Flat

Gross Margin	$177	$382
% of Sales	21.2%	20.8%

SG&A	$152	$270
% of Sales	18.2%	14.8%

EBITDA	$25	$112

(1)	Since acquisition date

76

Barnes & Noble Bookstores

$ in millions

	2010 Actual	2011E
Total Sales	$4,402	$4,340 - $4,460
Comp Store Sales	(4.8%)	Flat to 3%

Gross Margin	$1,429	$1,330 - $1,375
% of Sales	32.5%	30.6% - 30.8%

SG&A	$1,093	$1,090 - $1,100
% of Sales	24.8%	25.1% - 24.7%

EBITDA	$337	$240 - $280

74

Barnes & Noble, Inc.

EBITDA Reconciliation (1)

$ in millions	Barnes & Noble Booksellers	Barnes & Noble College	Barnes & Noble.com	Barnes & Noble, Inc. Consolidated

Net income	$105	(3)	(65)	$37
Interest	20	6	3	28
Income Taxes	54	(2)	(44)	8
Depreciation and amortization	158	25	25	208

EBITDA	$337	25	(81)	$281

(1)	To supplement the Company’s consolidated financial statements presented in accordance with generally accepted accounting principles (“GAAP”), the Company uses the non-GAAP financial measure of EBITDA. The Company’s management reviews this non-GAAP measure internally to evaluate the Company’s performance and manage its operations. Given the recent changes in the Company’s business and their impact on the full year, the Company believes that the inclusion of EBITDA results provides investors useful and important information regarding the Company’s operating results.